Calculation of Filing Fee Tables
S-3
Safehold Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Equity	Depository Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Rights	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees to be Paid	8	Debt	Guarantees of Debt Securities of Safehold GL Holdings LLC	457(r)				0.0001381
Fees to be Paid	9	Debt	Safehold GL Holdings LLC Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	10	Equity	Common Stock, $0.01 par value per share	415(a)(6)			$ 300,000,000.00			S-3	333-271113	04/04/2023	$ 33,060.00
			Total Offering Amounts:				$ 300,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. Includes rights to acquire common stock or preferred stock of Safehold Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the entire registration fee.

[2]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. Includes rights to acquire common stock or preferred stock of Safehold Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[3]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[4]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[5]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. The warrants covered by this registration statement may be preferred share warrants, common share warrants or depositary share warrants. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[6]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[7]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. Units will be registered in U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

[8]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Safehold Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Safehold GL Holdings LLC. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

[9]	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Safehold Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Safehold GL Holdings LLC. No separate consideration will be received for the guarantees.

[10]	Safehold Inc. (the "registrant") previously filed a prospectus supplement, dated April 5, 2023 (the "2023 Prospectus Supplement"), pursuant to the Registration Statement on Form S-3 (Registration No. 333-271113), filed with the Securities and Exchange Commission on April 4, 2023 (the "Prior Registration Statement"), relating to the offer and sale of shares of common stock of Safehold Inc. ("common stock") having an aggregate offering price of up to $300,000,000 under an "at-the-market" program. As of the date of this registration statement, no shares of common stock have been sold under the 2023 Prospectus Supplement, and shares of common stock with a maximum aggregate offering price of $300,000,000 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $33,060 that were previously paid on April 5, 2023 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Sources	1	Safehold Inc.	S-3	333-271113		04/05/2023						$ 3,097.73
Fee Offset Sources	2	Safehold Inc.	S-3	333-271113		04/14/2023						$ 13,553.74
Fee Offset Sources	3	Safehold Inc.	S-3	333-271113		04/14/2023						$ 17,244.82
Offset Note
[1]	The registrant previously filed a prospectus supplement, dated April 5, 2023 to a prospectus, dated April 4, 2023, constituting part of the Prior Registration Statement and paid a registration fee relating to the offer and sale of 1,000,000 shares of common stock by a selling stockholder. As of the date of this registration statement, all 1,000,000 shares of common stock remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,097.73 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

[2]	The registrant previously filed a prospectus supplement, dated April 14, 2023 to a prospectus, dated April 4, 2023, constituting part of the Prior Registration Statement and paid a registration fee relating to the offer and sale of 4,248,435 shares of common stock by certain selling stockholders. As of the date of this registration statement, all 4,248,435 shares of common stock remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $13,553.74 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

[3]	The registrant previously filed a prospectus supplement, dated April 14, 2023 to a prospectus, dated April 4, 2023, constituting part of the Prior Registration Statement and paid a registration fee relating to the offer and sale of 5,405,406 shares of common stock by certain selling stockholders. As of the date of this registration statement, all 5,405,406 shares of common stock remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $17,244.82 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. The Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date